UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2007

BBM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

UTAH	333-88480	#04-3648721
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 Broadway, Suite 1905, New York, NY	10006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 430 6369

PRIME RESOURCE, INC.

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On April 5, 2007, BBM Holdings, Inc. (the “Registrant”) filed a Current Report on Form 8-K (the “April Current Report”) on Item 2.01 to report the completed acquisition of Broadband Maritime, Inc. (“Broadband”) pursuant to an Agreement and Plan of Merger, dated January 15, 2007, by and among Prime Resource, Inc., Prime Acquisition, Inc. (“Merger Sub”), a wholly-owned subsidiary of Prime Resource, Inc. and Broadband, as amended on February 13, 2007 and March 16, 2007 (the “Merger Agreement”).

As reported in the April Current Report, pursuant to the Merger Agreement, at 7:43 p.m. ET on March 30, 2007, the effective time of the merger (the “Effective Time”), Merger Sub merged with and into Broadband, with Broadband continuing as the surviving entity and sole wholly-owned subsidiary of Prime Resource, Inc., and the Registrant’s fiscal year was changed from a year ending December 31 to a year ending September 30. On March 22, 2007, Prime Resource, Inc. changed its name to BBM Holdings, Inc.

This Form 8-K/A is filed as an amendment (Amendment No. 1) to the April Current Report.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to Section 6.8 of the Merger Agreement, BBM Holdings, Inc. (formerly known as Prime Resources, Inc.) has changed its fiscal year from December 31 to September 30, effective as of the Effective Time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBM HOLDINGS, INC.

Dated: December 5, 2007	By:	/s/ Andrew Limpert
Andrew Limpert, President